Exhibit 8.1

Xinyuan Real Estate Co., Ltd.

List of Subsidiaries as of March 31, 2011

Company Name	Jurisdiction of Incorporation	Parent Company	Equity Interest
Xinyuan Real Estate, Ltd.	Cayman Islands	Xinyuan Real Estate Co., Ltd.	100%
South Glory International Ltd.	Hong Kong	Xinyuan Real Estate, Ltd.	100%
Victory Good Development Ltd.	Hong Kong	Xinyuan Real Estate, Ltd.	100%
Elite Quest Holdings Ltd.	Hong Kong	Xinyuan Real Estate, Ltd.	100%
Xinyuan (China) Real Estate Ltd.	China	Xinyuan Real Estate, Ltd.	100%
Henan Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Suzhou Xinyuan Real Estate Development Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Anhui Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Xinyuan Real Estate (Chengdu) Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Kunshan Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Beijing Xinyuan Wanzhong Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Beijing Heju Construction Material Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Xinyuan Renju (Beijing) Asset Management Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Xuzhou Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Henan Jiye Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate Ltd.	100%
Henan Wanzhong Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Qingdao Xinyuan Xiangrui Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Shandong Xinyuan Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Xinyuan Property Service Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Zhengzhou Mingyuan Landscape Engineering Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Zhengzhou Xinyuan Computer Network Engineering Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%
Zhengzhou Jiantou Xinyuan United Real Estate Co., Ltd.	China	Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.	52%